EXHIBIT 99.3


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                                      among
                           SPEEDWAY MOTORSPORTS, INC.,
                             SPEEDWAY FUNDING CORP.,
                                  as Borrowers,
                    CERTAIN SUBSIDIARIES AND RELATED PARTIES
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,
               THE SEVERAL LENDERS FROM TIME TO TIME PARTY HERETO,
                                       AND
                               NATIONSBANK, N.A.,
                                    as Agent
                          DATED AS OF NOVEMBER 23, 1998




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                                                 TABLE OF CONTENTS



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SECTION 1 DEFINITIONS ..............................................................................2
         1.1 Definitions.................................................................................2
         1.2 Computation of Time Periods................................................................22
         1.3 Accounting Terms...........................................................................22

SECTION 2 CREDIT FACILITY ..........................................................................22
         2.1 Revolving Loans............................................................................22
         2.2 Letter of Credit Subfacility...............................................................24
         2.3 Swingline Loan Subfacility.................................................................30
         2.4 Term Loan..................................................................................31

SECTION 3 OTHER PROVISIONS RELATING TO CREDIT FACILITIES ...........................................33
         3.1 Default Rate...............................................................................33
         3.2 Extension and Conversion...................................................................33
         3.3 Prepayments................................................................................34
         3.4 Termination and Reduction of Commitments...................................................35
         3.5 Fees.......................................................................................35
         3.6 Capital Adequacy...........................................................................37
         3.7 Inability To Determine Interest Rate.......................................................37
         3.8 Illegality.................................................................................37
         3.9 Requirements of Law........................................................................38
         3.10 Taxes.....................................................................................39
         3.11 Indemnity.................................................................................41
         3.12 Pro Rata Treatment........................................................................42
         3.13 Sharing of Payments.......................................................................42
         3.14 Place and Manner of Payments..............................................................43

SECTION 4 GUARANTY .................................................................................44
         4.1 The Guaranty...............................................................................44
         4.2 Obligations Unconditional..................................................................44
         4.3 Reinstatement..............................................................................45
         4.4 Certain Additional Waivers.................................................................46
         4.5 Remedies...................................................................................46
         4.6 Continuing Guarantee.......................................................................46

SECTION 5 CONDITIONS ...............................................................................47
         5.1 Closing Conditions.........................................................................47
         5.2 Conditions to all Extensions of Credit.....................................................48

SECTION 6 REPRESENTATIONS AND WARRANTIES ...........................................................49
         6.1 Financial Condition........................................................................49
         6.2 No Change..................................................................................49
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
         6.3 Organization; Existence; Compliance with Law...............................................50
         6.4 Power; Authorization; Enforceable Obligations..............................................50
         6.5 No Legal Bar...............................................................................50
         6.6 No Material Litigation.....................................................................51
         6.7 No Default.................................................................................51
         6.8 Ownership of Property; Liens...............................................................51
         6.9 Intellectual Property......................................................................51
         6.10 No Burdensome Restrictions................................................................51
         6.11 Taxes.....................................................................................52
         6.12 ERISA.....................................................................................52
         6.13 Governmental Regulations, Etc.............................................................53
         6.14 Subsidiaries..............................................................................54
         6.15 Purpose of Loans..........................................................................54
         6.16 Environmental Matters.....................................................................54
         6.17 Solvency..................................................................................55
         6.18 No Untrue Statement.......................................................................55

SECTION 7 AFFIRMATIVE COVENANTS ....................................................................56
         7.1 Information Covenants......................................................................56
         7.2 Preservation of Existence and Franchises...................................................58
         7.3 Books and Records..........................................................................58
         7.4 Compliance with Law........................................................................59
         7.5 Payment of Taxes and Other Indebtedness....................................................59
         7.6 Insurance..................................................................................59
         7.7 Maintenance of Property....................................................................59
         7.8 Performance of Obligations.................................................................59
         7.9 Use of Proceeds............................................................................60
         7.10 Audits/Inspections........................................................................60
         7.11 Financial Covenants.......................................................................60
         7.12 Additional Credit Parties.................................................................60
         7.13 Ownership of Subsidiaries.................................................................61
         7.14 Audit.....................................................................................61

SECTION 8 NEGATIVE COVENANTS .......................................................................61
         8.1 Indebtedness...............................................................................61
         8.2 Liens......................................................................................62
         8.3 Nature of Business.........................................................................62
         8.4 Consolidation, Merger, Sale or Purchase of Assets, etc.....................................62
         8.5 Advances, Investments, Loans, etc..........................................................63
         8.6 Restricted Payments........................................................................63
         8.7 Prepayments of Indebtedness, etc...........................................................63
         8.8 Subordinated Debt..........................................................................64
         8.9 Transactions with Affiliates...............................................................64
         8.10 Fiscal Year...............................................................................64
         8.11 Limitation on Restrictions on Dividends and Other Distributions, etc......................64
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
         8.12 Issuance and Sale of Subsidiary Stock.....................................................65
         8.13 Sale Leasebacks...........................................................................65
         8.14 Capital Expenditures......................................................................65
         8.15 No Further Negative Pledges...............................................................65
         8.16 Restrictions..............................................................................66

SECTION 9 EVENTS OF DEFAULT ........................................................................66
         9.1 Events of Default..........................................................................66
         9.2 Acceleration; Remedies.....................................................................68

SECTION 10 AGENCY PROVISIONS .......................................................................69
         10.1 Appointment...............................................................................69
         10.2 Delegation of Duties......................................................................70
         10.3 Exculpatory Provisions....................................................................70
         10.4 Reliance on Communications................................................................70
         10.5 Notice of Default.........................................................................71
         10.6 Non-Reliance on Agent and Other Lenders...................................................71
         10.7 Indemnification...........................................................................72
         10.8 Agent in its Individual Capacity..........................................................72
         10.9 Successor Agent...........................................................................72

SECTION 11 MISCELLANEOUS ...........................................................................73
         11.1 Notices...................................................................................73
         11.2 Right of Set-Off..........................................................................74
         11.3 Benefit of Agreement......................................................................75
         11.4 No Waiver; Remedies Cumulative............................................................76
         11.5 Payment of Expenses, etc..................................................................76
         11.6 Amendments, Waivers and Consents..........................................................77
         11.7 Counterparts..............................................................................78
         11.8 Headings..................................................................................78
         11.9 Survival of Indemnification...............................................................78
         11.10 Governing Law; Submission to Jurisdiction; Venue.........................................78
         11.11 Severability.............................................................................79
         11.12 Entirety.................................................................................79
         11.13 Survival of Representations and Warranties...............................................79
         11.14 Binding Effect; Termination..............................................................79
         11.15 Borrowers' Obligations Joint and Several.................................................79
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         SCHEDULES

         Schedule 1.1A                      Pre-Closing Financial Information
         Schedule 1.1B                      Existing Letters of Credit
         Schedule 1.1C                      Investments
         Schedule 1.1D                      Existing Liens
         Schedule 2.1(a)            Lenders, Committed Amounts and Commitment Percentages
         Schedule 2.1(b)(i)                 Form of Notice of Borrowing
         Schedule 2.1(e)            Form of Revolving Note
         Schedule 2.3(e)            Form of Swingline Note
         Schedule 2.4(f)            Form of Term Note
         Schedule 3.2                       Form of Notice of Extension/Conversion
         Schedule 5.1(e)            Form of Opinion
         Schedule 6.2(a)            General Disclosure Schedule
         Schedule 6.4                       Required Consents, Authorizations, Notices
                                            and Filings
         Schedule 6.6                       Litigation
         Schedule 6.9                       Intellectual Property
         Schedule 6.11                      Taxes
         Schedule 6.14                      Subsidiaries
         Schedule 6.16                      Phase I Environmental Site Assessments
         Schedule 7.1(c)            Form of Officer's Compliance Certificate
         Schedule 7.12                      Form of Joinder Agreement
         Schedule 8.1                       Existing Indebtedness
         Schedule 11.3(b)           Form of Assignment and Acceptance
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                           SECOND AMENDED AND RESTATED

                                CREDIT AGREEMENT


                  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Credit Agreement") is entered into as of November 23, 1998 among SPEEDWAY MOTORSPORTS, INC., a Delaware corporation ("Speedway Motorsports"), SPEEDWAY FUNDING CORP., a Delaware corporation ("Speedway Funding") (each a "Borrower", and collectively the "Borrowers"), certain subsidiaries and related parties identified on the signature pages hereto and such other subsidiaries and related parties as may from time to time become a party hereto (the "Guarantors"), the several lenders identified on the signature page hereto and such other lenders as may from time to time become a party hereto (the "Lenders") and NATIONSBANK, N.A., as agent for the Lenders (in such capacity, the "Agent").

                  WHEREAS, the Borrowers, the Guarantors, the lenders party thereto and NationsBank, N.A., as Agent are currently parties to that certain $175,000,000 Amended and Restated Credit Agreement dated as of August 4, 1997, as amended as of November 18, 1998 (as amended or modified from time to time, the "Prior Credit Agreement");

                  WHEREAS, the Borrowers and Guarantors have requested that the Lenders provide a second amended and restated $270,000,000 credit facility to replace and refinance the credit facility provided pursuant to the Prior Credit Agreement for the purposes of (i) refinancing existing indebtedness of the Borrowers, (ii) financing seasonal working capital needs of Speedway Motorsports and its Subsidiaries, (iii) financing letter of credit needs of Speedway Motorsports and its Subsidiaries, (iv) financing general corporate needs of Speedway Motorsports and its Subsidiaries including capital expenditures, (v) financing permitted investments and (vi) financing the acquisition of additional motor speedways and related businesses; and

                  WHEREAS, the Lenders have agreed to make the requested credit facility available on the terms and conditions hereinafter set forth.
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                  NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1

                                1.1 Definitions.

                  As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                           "Additional Credit Party" means each Person that
becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

                           "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                            "Agent" shall have the meaning assigned to such term in the heading hereof.

                            "Agent's Fee Letter" means the letter from the Agent to the Borrowers dated November 16, 1998;

                            "Agent's Fees" shall have the meaning assigned to such term in Section 3.5(c).

                            "Applicable Percentage" means (a) 1.125% for
         Eurodollar Loans; (b) 0% for Base Rate Loans; (c) 1.125% for the Standby Letter of Credit Fee for purposes of Section 3.5(b); (d) 0.125% for the Trade Letter of Credit Fee for purposes of Section 3.5(b); or
         (e) 0.25% for the Commitment Fee for purposes of Section 3.5(a).

                            "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                            "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a)
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         the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the
         Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                            "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                            "Borrowers" means the Persons identified as such in the heading hereof, together with any successors and permitted assigns.

                            "Borrowers' Obligations" means, without duplication, all of the obligations of either of the Borrowers to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes or any of the other Credit Documents and all obligations owing from either of the Borrowers to any Lender, or any Affiliate of a Lender, arising under any Hedge Agreements relating to the Obligations hereunder.

                            "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in Dollar deposits in London, England and New York, New York.

                            "Calculation Date" means the last day of each fiscal quarter of the Borrowers.

                            "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP is or should be accounted for as a capital lease on the balance sheet of that Person.

                            "Cash Consideration" means cash paid to or for the account of a seller for the acquisitions permitted by Section 8.4(c) plus (i) any notes given to such seller having a maturity date shorter than the Termination Date and (ii) any Funded Indebtedness assumed in the transaction.

                            "Cash Equivalents" means (a) securities issued or directly and fully

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         guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition,
         (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation whose senior unsecured indebtedness for borrowed money is rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America or any agency or instrumentality thereof in which the Borrowers shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any state of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least Aa-3 or AA- by Moody's or S&P, respectively, and maturing within three years from the date of acquisition thereof,
         (f) Investments in municipal or corporate auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or Aaa (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (f).

                           "Change of Control" means the occurrence of any of the following events: any Person or two or more Persons (acting as a "group" within the meaning of Section 13(d)(3) of the Exchange Act), excluding Persons who are on the Closing Date executive officers or directors of Speedway Motorsports or Permitted Transferees, shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of either of the Borrowers (or other securities convertible into such Voting Stock) representing more than 25% of the combined voting power of all Voting Stock of such Borrower and shall have filed or shall have become required to file, a Schedule 13D with the SEC disclosing that it is the intention of such Person or group to acquire control of either of the Borrowers. As used herein, " beneficial ownership" shall have the meaning provided in Rule 13d-3 of the SEC under the Exchange Act. A Change of Control shall also occur if a majority of the Board of Directors of either of the Borrowers existing on the Closing Date changes.

                            "Closing Date" means the date hereof.

                            "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.


                            "Commitment" means the LOC Commitment, the Revolving Commitment, the Swingline Commitment and the Term Loan Commitment.

                            "Commitment Fee" shall have the meaning given such term in Section 3.5(a).

                            "Commitment Percentage" mean the Revolving
         Commitment Percentage.

                            "Consolidated Capital Charges Coverage Ratio" means, as of any Calculation Date, the ratio of (i) Consolidated EBIT for the four-quarter period ended as of such Calculation Date, to (ii) Consolidated Interest Expense plus dividends paid on preferred stock for the four-quarter period ended as of such Calculation Date.

                            "Consolidated Capital Expenditures" means, for any period, all capital expenditures of Speedway Motorsports and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

                            "Consolidated Total Debt Ratio" means, as of any Calculation Date, the ratio of (i) Funded Indebtedness of Speedway Motorsports and its Subsidiaries on a consolidated basis as of such Calculation Date, to (ii) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date.

                            "Consolidated EBIT" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense and (B) total federal, state, local and foreign income, value added and similar taxes all as determined in accordance with GAAP; provided, however, that Consolidated EBIT for any fiscal quarter (or portion thereof) ended prior to the Closing Date shall be the amount indicated for such fiscal quarter on Schedule

         1.1A.

                            "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated Net Income for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, all as determined in accordance with GAAP; provided, however, that Consolidated EBITDA for any fiscal quarter (or portion thereof) ended prior to the Closing Date shall be the amount indicated for such fiscal quarter on Schedule 1.1A.

                            "Consolidated Interest Expense" means, for any period, gross interest expense (both expensed and capitalized) of Speedway Motorsports and its Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP.

                            "Consolidated Leverage Ratio" means, as of any Calculation Date, the ratio of (i) Funded Indebtedness of Speedway Motorsports and its Subsidiaries on a consolidated basis as of such Calculation Date, to (ii) the sum of (x) Funded Indebtedness of Speedway Motorsports and its Subsidiaries on a consolidated basis as of such Calculation Date and (y) Consolidated Net Worth as of such Calculation Date.


                            "Consolidated Net Income" means, for any period, the gross revenues from operations of Speedway Motorsports and its Subsidiaries (including payments received by Speedway Motorsports and its Subsidiaries of interest income) less all operating and non-operating expenses of Speedway Motorsports and its Subsidiaries including taxes on income, all determined in accordance with GAAP; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities issued by Speedway Motorsports and its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies,
         (iv) any write-up of any asset, and (v) any other gain or loss of an extraordinary nature as determined in accordance with GAAP.

                            "Consolidated Net Worth" means, as of any date, total shareholders' equity of Speedway Motorsports and its Subsidiaries less preferred stock redeemable at the holder's discretion and preferred stock having a first call of fifteen years or less all on a consolidated basis as of such date, as determined in accordance with GAAP.

                            "Controlled Group" means (i) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder, or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the Code and the applicable regulations thereunder, of which

         Speedway Motorsports or any of its Subsidiaries is a member.

                            "Credit Documents" means a collective reference to this Credit Agreement, the Notes, each Joinder Agreement, the Hedge Agreements, the Agent's Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                            "Credit Party" means any of the Borrowers and the Guarantors.

                            "Debt Transaction" means, with respect to Speedway Motorsports or any of its Subsidiaries, any sale, issuance or placement of Funded Indebtedness, whether or not evidenced by a promissory note or other written evidence of indebtedness, except for Funded Indebtedness permitted to be incurred pursuant to Section 8.1.

                            "Default" means any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

                            "Dollars" and "$" means dollars in lawful currency of the United States of America.

                            "Effective Date" means the date hereof provided that the conditions set forth in Section 5.1 shall have been fulfilled (or waived in the sole discretion of the Lenders).

                            "Eligible Assignees" means (i) any Lender or any Affiliate or Subsidiary of a Lender and (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the SEC) having total assets in excess of $300,000,000 and which is reasonably acceptable to the Agent and the Borrowers.

                            "Environmental Claim" means any investigation, written notice, violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim whether administrative, judicial, or private in nature from activities or events taking place during or prior to the Borrower's or any of its Subsidiaries' ownership or operation of any real property and arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action required by an Environmental Law or other order of a Governmental Authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                            "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                            "Equity Transaction" means any issuance by Speedway Motorsports or any of its Subsidiaries (other than in connection with acquisitions permitted by Section 8.4(c)) of (i) shares of its capital stock, (ii) any shares of its capital stock pursuant to the exercise of options or warrants or (iii) any shares of its capital stock pursuant to the conversion of any debt securities to equity; excluding, however, any shares at any time issued or issuable to any key employees, directors, consultants and other individuals providing services to Speedway Motorsports or any of its Subsidiaries pursuant to the 1994 Stock Option Plan of Speedway Motorsports or any other "employee benefit plan" within the meaning of Rule 405 promulgated by the SEC under the Securities Act of 1933, as amended.

                            "ERISA" means the Employee Retirement Income
         Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                            "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes Speedway Motorsports or any of its Subsidiaries and which is treated as a single employer under Sections 414(b), (c),
         (m), or (o) of the Code.

                            "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                            "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:


                            Eurodollar Rate =      Interbank Offered Rate

                                               ---------------------------------
                                               1 - Eurodollar Reserve Percentage

                            "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency Liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                            "Event of Default" means such term as defined in
         Section 9.1.

                            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

                            "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Fund Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                            "Fees" means all fees payable pursuant to Section
         3.5.

                            "Funded Indebtedness" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money (including all Indebtedness evidenced by the Senior Notes), (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iii) all Guaranty Obligations of such Person with respect to Funded Indebtedness of another Person, (iv) the maximum available amount of all letters of credit or acceptances issued or created for the account of such Person, (v) all Funded Indebtedness of another Person secured by a Lien on any Property of such Person, whether or not such Funded

         Indebtedness has been assumed and (vi) preferred stock redeemable at the holder's discretion or preferred stock having a first call of fifteen years or less. The Funded Indebtedness of any Person (x) shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer and (y) shall not include any Intercompany Indebtedness of such Person.

                            "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.3 hereof.

                            "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                            "Guarantor" means each of those Persons identified as a "Guarantor" on the signature pages hereto, and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns.

                            "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or credit support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpos of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                            "Hazardous Materials" means any substance, material or waste defined or regulated in or under any Environmental Laws.

                            "Hedge Agreements" mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates or foreign exchange rates.

                            "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made,
         (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, including without limitation intercompany items, of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which under GAAP would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangement or under commodity futures contracts, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guaranty Obligations of such Person,
         (viii) the principal portion of all obligations of such Person under Capital Leases, (ix all obligations of such Person in respect of Hedge Agreements and (x) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed). The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venturer in which such Person is a general partner or joint venturer.

                            "Indenture" means that certain Indenture dated as of August 4, 1997 among Speedway Motorsports as issuer, the Guarantors and First Trust National Association, as trustee, as the same may be modified, supplemented or amended from time to time.

                            "Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

                            "Intercompany Indebtedness" means any Indebtedness of a Credit Party which (i) is owing to any other Credit Party and (ii) by its terms is specifically subordinated in right of payment to the prior payment of the obligations of the Credit Parties under this Credit Agreement and the other Credit Documents on terms and conditions reasonably satisfactory to the Required Lenders.

                            "Interest Payment Date" means (i) as to any Base Rate Loan the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date,
         (ii) as to Swingline Loans, such dates as to which the Swingline Lender may agree and (iii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan and the Termination Date, and in addition where the applicable Interest Period is more than three months, then also on the date three months from the beginning of the Interest Period, and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                            "Interest Period" means, (i) as to Eurodollar Loans, a period of one, two or three months' duration, as the Borrowers may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals) and (ii) as to any Swingline Loan, a period of such duration, not to exceed 30 days, as the applicable Borrower may request and the Swingline Lender may agree in accordance with the provisions of Section 2.3(b)(i), commencing in each case, on the date of borrowing; provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) in the case of Loans comprising the Revolving Loans, no Interest Period shall extend beyond the Termination Date, and, in the case of Loans comprising the Term Loan, no Interest Period shall extend beyond any principal amortization payment date unless, and to the extent that, the portion of the Term Loan comprised of Eurodollar Loans expiring prior to the Termination Date or a mandatory reduction pursuant to Section 3.4(b)(i) date plus the portion of the Term Loan comprised of Base Rate Loans equals or exceeds the principal amortization payment then due; and (C) in the case of Eurodollar Loans, where an Interest Period begins on a da for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                            "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such

         Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

                            "Issuing Lender" means NationsBank.

                            "Issuing Lender Fees" shall have the meaning assigned to such term in Section 3.5(b)(iii).

                            "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 7.12 hereto, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

                            "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                            "Letter of Credit" means (i) any letter of credit issued by the Issuing Lender for the account of the Borrowers in accordance with the terms of Section 2.2 and (ii) existing letters of credit issued by the Issuing Lender for the account of any Credit Party and set forth on Schedule 1.1B.

                            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing or any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, any lease in the nature thereof).

                            "Loan" or "Loans" means the Revolving Loans, the Swingline Loans and/or the Term Loan.

                            "LOC Commitment" means the commitment of the Issuing Lender to issue, and to honor payment obligations under, Letters of Credit hereunder and with respect to each Revolving Lender, the commitment of each Revolving Lender to purchase participation interests in the Letters of Credit up to such Revolving Lender's Revolving Commitment Percentage of LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced in accordance with the provisions hereof.

                            "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2.

                            "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                            "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings outstanding under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                            "Material Adverse Change" means a material adverse change in (i) the condition (financial or otherwise), operations, assets or liabilities of Speedway Motorsports and its Subsidiaries taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents or
         (iii) the material rights and remedies of the Lenders under the Credit Documents.

                            "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, assets or liabilities of Speedway Motorsports and its Subsidiaries taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents or
         (iii) the material rights and remedies of the Lenders under the Credit Documents.

                            "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                            "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                            "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                            "Multiple Employer Plan" means a Plan which any Credit Party or any ERISA Affiliate and at least one employer other than a Credit Party or any ERISA Affiliate are contributing sponsors.

                            "NationsBank" means NationsBank, N.A. and its successors.

                            "Net Proceeds" means proceeds received by Speedway Motorsports or any of its Subsidiaries from time to time in connection with any Equity Transaction, net of the actual costs and taxes incurred by such Person in connection with and attributable to such Equity Transaction.

                            "Note" or "Notes" means any Revolving Note, the Swingline Note and/or any Term Note.

                            "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i).

                            "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule
         3.2 as required by Section 3.2.

                            "Obligations" means, collectively, the Loans and the LOC Obligations.

                            "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                            "Participation Interest" means the purchase by a Lender of a participation in Letters of Credit as provided in Section 2.2(c) and in Swingline Loans as provided in Section 2.3(b)(iii) and in Loans as provided in Section 3.13.

                            "PBGC" means the Pension Benefit Guaranty
         Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                            "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by any Credit Party in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
         (iii) Investments consisting of stock, obligations, securities or other property received by any Credit Party in settlement of accounts receivable (created in the ordinary course of business) from insolvent obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1C; (v) Guaranty Obligations permitted by Section 8.1, (vi) acquisitions permitted by Section 8.4(c); (vii) loans to directors, officers, employees, agents, customers or suppliers that do not exceed an aggregate principal amount of $500,000 at any one time outstanding for Speedway Motorsports and all of its Subsidiaries taken together; (viii) Investments received as consideration in connection with or arising by virtue o any merger, consolidation, sale or other transfer of assets permitted under Section 8.4; and (ix) Intercompany Indebtedness; (x) capital stock or other securities of any Person which is traded on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange, the Paris Bourse or NASDAQ, provided the aggregate basis at any one time in such Investments does not exceed $2,500,000 and such investments have not been purchased on margin; and
         (xi) loans or advances to Persons to the extent necessary to enable them to pay taxes, fees and other expenses as and when required to maintain liquor licenses provided such loans or advances (A) are customary in Speedway Motorsports' business and (B) the aggregate principal amount outstanding at any one time of such loans or advances does not exceed $2,000,000.

                            "Permitted Liens" means:

                            (i) Liens in favor of the Agent on behalf of the Lenders;

                            (ii) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                            (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                            (iv) Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Credit Parties in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                            (v) Liens arising in connection with attachments or judgments (including judgment or appeal bonds), provided that the judgments secured shall, within 60 days after the entry thereof, be discharged within 30 days or the execution thereof be stayed pending appeal and be discharged within 30 days after the expiration of any such stay;

                            (vi) easements, rights-of-way, restrictions
         (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                            (vii) Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under
         Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

                            (viii) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                            (ix) Liens existing as of the Closing Date and set forth on Schedule 1.1D; and

                            (x) Liens arising under leases permitted hereunder (other than Capital Leases).

                            "Permitted Transferee" means (i) either of the Borrowers, (ii) Sonic Financial Corporation or any successor thereof (provided at least 51% of the Voting Stock of Sonic Financial Corporation is owned by O. Bruton Smith, Family Members (as hereinafter defined) or another Permitted Transferee), (iii) O. Bruton Smith or the spouse or any lineal descendant of O. Bruton Smith and/or any parent of any such holder (collectively, the "Family Members"), (iv) the trustee of a trust (including a voting trust) for the benefit of such holder and/or Family Members, (v) a corporation in respect of which such holder and/or Family Members hold beneficial ownership of all shares of capital stock of such corporation, (vi) a partnership in respect of which such holder and/or Family Members hold beneficial ownership of all partnership shares of or interests in such partnership, (vii) a limited liability company in respect of which such holder and/or Family Members hold beneficial ownership of all memberships in or interests of such company, (viii) the estate of such holder and/or Family Members or
         (ix) any other holder of capital stock of Speedway Motorsports who or which becomes a holder in accordance with clause (iii), (iv), (v),
         (vi), (vii) or (viii) hereof; provided, however, that none of the foregoing will be deemed a Permitted Transferee if the transfer results in the failure of Speedway Motorsports to meet the criteria for listing on the New York Stock Exchange.

                            "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                            "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Credit Party or any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" within the meaning of Section 3(5) of ERISA.

                           "Prime Rate" means the per annum rate of interest established from time to time by the Agent at its principal office in Charlotte, North Carolina as its Prime Rate with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by NationsBank in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by NationsBank to any debtor).

                            "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent Calculation Date preceding the date of such transaction with respect to which the Agent has received the Required Financial Information. As used herein, "transaction" shall include, but not be limited to, (i) any corporate merger or consolidation as referred to in
         Section 8.4(a), (ii) any sale or other disposition of assets as referred to in Section 8.4(b) or (iii) any acquisition of capital stock or securities or any purchase, lease or other acquisition of Property as referred to in Section 8.4(c).

                            "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                            "Purchase Agreement" means the Asset Purchase Agreement and Escrow Instructions dated as of November 17, 1998 by and between Speedway Motorsports and Las Vegas Motor Speedway, Inc.

                            "Regulation D, G, T, U, or X" means Regulation D, G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the post-event notice requirement is waived under subsections .13, .14, .18, .19 or .20 of PBGC Reg. ss.2615.

                            "Required Financial Information" means, with respect to the applicable Calculation Date, (i) the financial statements of Speedway Motorsports required to be delivered pursuant to Section 7.1 for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of the chief financial officer, chief executive officer or president of Speedway Motorsports required by
         Section 7.1 to be delivered with the financial statements described in clause (i) above.

                            "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations hereunder (as determined by the Agent) and holding in the aggregate more than fifty percent (50%) of the Commitments, or

         (ii) if the Commitments have been terminated, Lenders having more than fifty percent (50%) of the aggregate principal amount of the Obligations outstanding (taking into account in each case Participation Interests or obligation to participate therein).

                            "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                            "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of any Credit Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Speedway Motorsports or any of its Subsidiaries, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Speedway Motorsports or any of its Subsidiaries or (iv) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Intercompany Indebtedness.

                            "Revolving Commitment" means the commitment of each Revolving Lender to make Revolving Loans in an aggregate principal amount at any time outstanding of up to such Revolving Lender's Revolving Commitment Percentage multiplied by the Revolving Committed Amount (as such Revolving Committed Amount may be reduced from time to time pursuant to Section 3.4).

                            "Revolving Commitment Percentage" means, for any Revolving Lender, the percentage identified as its Revolving Commitment as specified in Schedule 2.1(a).

                            "Revolving Committed Amount" means, collectively, the aggregate amount of all the Revolving Commitments as referenced in
         Section 2.1(a) and individually, the amount of each Revolving Lender's Commitment as specified in Schedule 2.1(a).

                            "Revolving Lenders" means Lenders holding Revolving Commitments, as identified on Schedule 2.1(a), as such amount may be reduced in accordance with the provisions hereof.

                            "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

                            "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrowers in favor of each of the Revolving Lenders evidencing the Revolving Loans in substantially the form attached as Schedule 2.1(e), individually or collectively, as appropriate as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                            "Revolving Obligations" means, collectively, the Revolving Loans, the Swingline Loans and the LOC Obligations.

                            "SEC" means the Securities and Exchange Commission or any agency or instrumentality of the United States of America succeeding to the powers and duties thereof.

                            "Senior Notes" means the senior subordinated notes due 2007 of Speedway Motorsports in the aggregate original principal amount of $125,000,000 issued pursuant to the Indenture.

                            "Scheduled Funded Indebtedness Payments" means, as of any Calculation Date, the scheduled payments of principal on Funded Indebtedness for Speedway Motorsports and its Subsidiaries on a consolidated basis for the twelve month period ending on such Calculation Date.

                            "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                            "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                            "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                            "Speedway Funding" shall have the meaning assigned to such term in the heading hereof.

                            "Speedway Motorsports" shall have the meaning assigned to such term in the heading hereof.

                            "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

                            "Subordinated Debt" means the Indebtedness evidenced by the Indenture or by the guarantees thereof.

                            "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

                           "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount and the commitment of the Revolving Lenders to purchase participation interests in the Swingline Loans up to their respective Revolving Commitment Percentage of the Swingline Committed Amount as provided in
         Section 2.3(b)(iii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

                            "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

                            "Swingline Lender" means the Agent.

                            "Swingline Loan" shall have the meaning assigned to such term in Section 2.3(a).

                            "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $10,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

                           "Termination Date" means May 18, 1999.

                            "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal of any Credit Party or any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan;
         (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
         (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of any Credit Party of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

                            "Term Lenders" means Lenders holding Term Loan Commitments, as identified on Schedule 2.1(a) and their successors and assigns.

                            "Term Loan" shall have the meaning assigned to such term in Section 2.4(a).

                            "Term Loan Commitment" means, with respect to each Term Lender, the commitment of such Term Lender to make its portion of the Term Loan as specified in Schedule 2.1 (and for purposes of making determinations of Required Lenders hereunder after the Closing Date and for purposes of calculations referred to in Section 11.6, the principal amount outstanding on the Term Loan).

                            "Term Loan Commitment Percentage" means, for each Term Lender, a fraction (expressed as a percentage) the numerator of which is the amount of the Term Loan Commitment (and after the Closing Date, the outstanding principal amount of such Term Lender's Term Loan) of such Term Lender at such time and the denominator of which is the aggregate amount of the Term Loan Commitment (and after the Closing Date, the aggregate principal amount of the Term Loan) at such time. The initial Term Loan Commitment Percentages are set out on Schedule 2.1.

                            "Term Loan Committed Amount" means, collectively, the aggregate amount of all of the Term Loan Commitments and, individually, the amount of each Term Lender's Term Loan Commitment as specified in Schedule 2.1(a), as such amounts may be reduced from time to time in accordance with the provisions hereof.

                            "Term Note" or "Term Notes" means the promissory notes of the Borrowers in favor of each of the Term Lenders evidencing the Term Loan in substantially the form attached as Schedule 2.4(f), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended or renewed from time to time.

                            "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                            "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                            1.2 Computation of Time Periods.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      Accounting Terms.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the financial statements as at March 31,
1997); provided, however, if (a) Speedway Motorsports shall object in writing to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Speedway Motorsports to the Lenders as to which no such objection shall have been made.

SECTION 2

                                CREDIT FACILITY

                              2.1 Revolving Loans.

                           (a) Revolving Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Revolving Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrowers from time to time from the Closing Date until the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided herein for the purposes hereinafter set forth; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed the Revolving Committed Amount and; provided, further, (i) with regard to each Revolving Lender individually, such Revolving Lender's share of outstanding Revolving Loans shall not exceed such Revolving Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (ii) with regard to the Revolving Lenders collectively, the aggregate principal amount of outstanding Revolving Obligations shall no exceed TWO HUNDRED TWENTY MILLION DOLLARS ($220,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount") and (iii) with regard to the Revolving Lenders collectively, the aggregate principal amount of the Revolving Obligations shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrowers may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than six Eurodollar Loans shall be outstanding hereunder at any time. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Eurodollar Loans, even if they begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period. Revolving Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                         (b) Revolving Loan Borrowings.

                            (i) Notice of Borrowing. The Borrowers shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested,
         (B) the date of the requested borrowing (which shall be a Business
         Day), (C) the aggregate principal amount to be borrowed and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If any such Notice of Borrowing shall fail to specify (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each Revolving Lender before 5:00 p.m. (Charlotte, North Carolina time) on the day of receipt of each Notice of Borrowing specifying the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                            (ii) Minimum Amounts. Each Revolving Loan borrowing shall be in a minimum aggregate amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Commitment, if less).


                            (iii) Advances. Each Revolving Lender will make its Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrowers at the office of the Agent specified in Schedule 2.1(a), or at such other office as the Agent may designate in writing, by 12:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrowers by the Agent by crediting the account of the Borrowers on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                            (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

                            (d) Interest. Subject to the provisions of Section 3.1, Revolving Loans shall bear interest as follows:

                            (i) Base Rate Loans. During such periods as
         Revolving Loans shall be comprised of Base Rate Loans, the sum of the Base Rate plus the Applicable Percentage;


                            (ii) Eurodollar Loans. During such periods as Revolving Loans shall be comprised of Eurodollar Loans, the Eurodollar Rate plus the Applicable Percentage.

                                 Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

                            (e) Revolving Notes. The Revolving Loans made by each Revolving Lender shall be evidenced by a duly executed promissory note of the Borrowers to each Revolving Lender in substantially the form of Schedule 2.1(e).


                       2.2 Letter of Credit Subfacility.

                           (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, the Issuing Lender agrees from time to time to issue such Letters of Credit from the Closing Date until the Termination Date as the Borrowers may request for their own account or for the account of another Credit Party as provided herein, and the Issuing Lender shall issue such Letters of Credit in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC h Obligations shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "LOC Committed Amount") and (ii) the sum of the aggregate principal amount of the Revolving Obligations shall not at any time exceed the aggregate Revolving Committed Amount. No Letter of Credit shall (x) have an original expiry date more than two years from the date of issuance; provided, however, so long as no Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit, such Letters of Credit may provide that the expiry dates of Letters of Credit shall be extended annually on each anniversary date of their date of issuance for an additional period not to exceed one year unless the Agent has given not less than sixty (60) days prior notice of its intent not to renew or (y) as originally issued or as extended, have an expiry date extending greater than six (6) months beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

                           (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrowers to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon reasonable request, disseminate to each of the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred.

                           (c) Participation. Each Revolving Lender, upon issuance of a Letter of Credit in accordance with the terms hereof, shall be deemed to have purchased without recourse a participation from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder and the related LOC Documents in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the y Revolving Lenders) and shall absolutely, unconditionally and irrevocably be obligated to pay to the Issuing Lender its pro rata share (based upon the Revolving Commitment Percentage of such Revolving Lender) of any unreimbursed drawing under such Letter of Credit. Without limiting the scope and nature of each Revolving Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed for any drawing as required hereunder or under any such Letter of Credit, each such Revolving Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds pursuant to the provisions of subsection (d) hereof. The obligation of each Revolving Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrowers to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                           (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrowers. Unless the Borrowers shall immediately notify the Issuing Lender that the Borrowers intend to otherwise reimburse the Issuing Lender for such drawing, the Borrowers shall be deemed to have requested that the Revolving Lenders make a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrowers promise to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds. If the Borrowers shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the sum of (i) the , Applicable Percentage for Base Rate Loans in effect from time to time and (ii) two percent (2%). The Borrowers' reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrowers may claim or have against the Issuing Lender, the Agent, the Revolving Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrowers or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit; provided, however, that the Borrowers are not deemed to have waived such rights by payment. The Issuing Lender will promptly notify the other Revolving Lenders of the amount of any unreimbursed drawing and each Revolving Lender shall promptly pay to the Agent for the account of the Issuing Lender, in dollars and in immediately available funds, the amount of such Revolving Lender's pro rata share (based upon the Revolving Commitment Percentage of such Revolving Lender) of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Revolving Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), and otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Revolving Lender does not pay such amount to the Issuing Lender in full upon such request, such Revolving Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date such payment was due until such Revolving Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two
         (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Revolving Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrowers hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Revolving Lender to the Issuing Lender, such Revolving Lender shall, automatically and without any further action on the part of the Issuing Lender or such Revolving Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the i nterest thereon and in the related LOC Documents.

                           (e) Repayment with Revolving Loans. On any day on which the Borrowers shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Revolving Lenders that a Revolving Loan advance has been requested or deemed requested by the Borrowers to be made in connection with a drawing under a Letter of Credit, in which case a Revolving Loan comprised solely of Base Rate Loans shall be immediately made to the Borrower by all Revolving Lenders (notwithstanding any termination of the Revolving Commitments pursuant to Section 9.2) pro rata based on the respective Revolving

         Commitment Percentages of the Revolving Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Revolving Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
         Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (vi) any termination of the Revolving Commitments relating thereto immediately prior to or contemporaneously with such borrowing; provided, however, in no event shall a Revolving Lender be required to make an advance in excess of such Revolving Lender's Revolving Committed Amount. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to either of the Borrowers or any other Credit Party), then each such Revolving Lender hereby agrees that it shall, upon written notice of the unavailability of Revolving Loans and request for participation, purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Revolving Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Revolving Lenders (determined before giving effect to any termination of the Revolving Commitments pursuant to Section 9.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuing Lender by the Borrowers in accordance with the terms of subsection (d) hereof, interest on the amount of its unfunded Participation Interest purchased for each day from and including the day upon which such purchase should otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                           (f) Designation of other Credit Parties as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Credit Party, provided that notwithstanding such statement, the Borrowers shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrowers' reimbursement obligations hereunder with respect to such Letter of Credit.

                            (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.


                            (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.


                            (i) Indemnification; Nature of Issuing Lender's Duties.

                            (i) In addition to its other obligations under this
         Section 2.2, the Borrowers hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions being herein called "Government Acts").

                            (ii) As among the Borrowers and the Issuing Lender, the Borrowers shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, r whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                            (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrowers or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrowers (on behalf of themselves and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                            (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrowers contained in subsection (d) above. The obligations of the Borrowers under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                            (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrowers shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, except insofar as such payment is prohibited by any law, regulation, court order or decree.

                           (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Revolving Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that a nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Revolving Lender to recover from the Issuing Lender any amounts made available by such Revolving Lender to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that (A) the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender, or (B) the Issuing Lender failed to pay under an Letter of Credit after presentation to it of a request strictly complying with the terms of such Letter of Credit, except insofar as such payment is prohibited by any law, regulation, court order or decree.

                            (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall control.


                         2.3 Swingline Loan Subfacility.

                           (a) Swingline Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrowers (each a "Swingline Loan" and, collectively, the "Swingline Loans") at any time and from time to time, during the period from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding y at any time shall not exceed TEN MILLION DOLLARS ($10,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate principal amount of Revolving Obligations outstanding at any time shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.

                          (b) Swingline Loan Advances.

                            (i) Notices; Disbursement. The Borrowers shall request a Swingline Loan advance hereunder by written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day), (C) the principal amount of the Swingline Loan advance requested and (D) that all of the conditions set forth in Section 5.2 are then satisfied. Each Swingline Loan shall be made as a Base Rate Loan and shall have such maturity date as the Swingline Lender and the Borrowers shall agree upon receipt by the Swingline Lender of any such notice from the Borrowers. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan e advance to the Borrowers by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.


                            (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $500,000 and in integral multiples of $100,000 in excess thereof.


                            (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the end of the applicable Interest Period or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrowers, demand repayment of their Swingline Loans by way of a Revolving Loan advance, in which case the Borrowers shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the Indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Revolving Lender, if so directed by the Agent in writing, hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in
         Section 5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or
         (VI) any termination of the Revolving Commitments relating thereto immediately prior to or contemporaneously with or after such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each Revolving Lender hereby agrees that it shall upon written notice of the unavailability of a Revolving Loan and request for participation purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such Participation Interests in the outstanding Swingline Loans as shall be necessary to cause each such Revolving Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Revolving Commitments pursuant to Section 3.4), provided that all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interests are purchased.

                            (c) Interest on Swingline Loans. Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at per annum rate equal to the Base Rate. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).


                                 2.4 Term Loan.

                            (a) Term Loan Commitment. Subject to the terms and conditions hereof, each Term Lender severally agrees to make its Term Loan Commitment Percentage of a term loan (the "Term Loan") in the aggregate principal amount of FIFTY MILLION DOLLARS ($50,000,000) to the Borrowers on the Closing Date for the purposes hereinafter set forth. The Term Loan may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrowers may request. Amounts repaid on the Term Loan may not be reborrowed.

                            (b) Term Loan Borrowing. The Borrowers shall submit an appropriate Notice of Borrowing relating to the Term Loan not later than 11:00 A.M. (Charlotte, North Carolina time) on the Closing Date, with respect to the portion of the Term Loan initially consisting of a Base Rate Loan, or on the third Business Day prior to the Closing Date, with respect to the portion of the Term Loan initially consisting of one or more Eurodollar Loans, which Notice of Borrowing shall be irrevocable and shall ot specify (i) that the funding of the Term Loan is requested, and (ii) whether the funding of the Term Loan shall be comprised of Base Rate Loans, Eurodollar Loans or combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If the Borrowers shall fail to deliver such Notice of Borrowing to the Agent by 11:00 A.M. (Charlotte, North Carolina time) on the third Business Day prior to the Closing Date, then the full amount of the Term Loan shall be initially comprised of Base Rate Loans. Each Term Lender shall make its Term Loan Commitment Percentage of the Term Loan available to the Agent for the account of the Borrower, or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the Closing Date in Dollars and in funds immediately available to the Agent.

                            (c) Minimum Amounts. The Term Loan may be comprised of minimum aggregate principal amounts of $1,000,000 in the case of Eurodollar Loans, and $100,000 (or the remaining portion of the Term Loan, if less) in the case of Base Rate Loans, and integral multiples of $100,000 (or the remaining portion of the Term Loan, if less) in excess thereof.


         (d) Repayment. The aggregate principal amount of the Term Loan shall be repaid in full on the Termination Date.

            The foregoing amortization payments are subject to reduction as provided in Section 3.3(b).

                            (e) Interest. Subject to the provisions of Section 3.1,

                            (i) Base Rate Loans. During such periods as the Term Loan shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the sum of the Base Rate plus the Applicable Percentage; and


                            (ii) Eurodollar Loans. During such periods as the Term Loan shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a per annum rate equal to the sum of the Eurodollar Rate plus the Applicable Percentage.


Interest on the Term Loan shall be payable in arrears on each applicable Interest Payment Date (or at such other time as may be specified herein).

                            (f) Term Notes. The Term Loan made by each Term Lender shall be evidenced by a duly executed promissory note of the Borrowers to each Term Lender in substantially the form of Schedule 2.4(f).


                            (g) Maximum Number of Eurodollar Loans. The Borrower will be limited to a maximum number of one (1) Eurodollar Loans outstanding at any time which are part of the Term Loan. For purposes hereof, Eurodollar Loans with separate or different Interest Periods will be considered as separate Eurodollar Loans even if their Interest Periods expire on the same date.

SECTION 3
                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

                               3.1 Default Rate.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base
Rate).

                          3.2 Extension and Conversion.

         The Borrowers shall have the option on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in
Section 3.8, Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in
Section 1.1 and shall be in such minimum amounts as provided in, Section 2.1(b)(ii) and 2.4(g), respectively, (iv) no more than six separate Eurodollar Loans shall be outstanding hereunder at any time and (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request or an Interest Period of one month. Each such extension or conversion shall be effected by the Borrowers by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the Borrowers of the matters specified in subsections (ii), (iii), (iv) and (v) of Section 5.2(a). In the event the Borrowers fail to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

                                3.3 Prepayments.

                            (a) Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent specifying the applicable Loans to be prepaid, (ii) any prepayment of Eurodollar Loans will be subject to Section 3.11; and
         (iii) each such partial prepayment of Revolving Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Subject to the foregoing terms, amounts prepaid hereunder shall be applied as the Borrowers may elect; provided, that if the Borrowers fail to specify a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. Voluntary prepayments on the Revolving Loans may be reborrowed in accordance with the provisions hereof. Voluntary prepayments on the Term Loan may not be reborrowed. Such voluntary prepayments shall not reduce the Revolving Committed Amount.


                           (b) Mandatory Prepayments.

                            (i) Overadvance. If at any time (i) the aggregate principal amount of the Revolving Obligations exceeds the Revolving Committed Amount, (ii) the aggregate amount of LOC Obligations shall exceed the aggregate LOC Committed Amount, or (iii) the aggregate amount of Swingline Loans shall exceed the Swingline Committed Amount, the Borrowers jointly and severally promise to prepay immediately upon demand the outstanding principal balance on the Loans or provide cash collateral in the manner and in an aggregate amount necessary to eliminate such excess in respect of the LOC Obligations. In the case of a mandatory prepayment required on account of subsection (ii) in the foregoing sentence, the amount required to be paid shall serve to temporarily reduce the Revolving Committed Amount (for purposes of borrowing availability hereunder, but not for purposes of computation of fees) by the amount of the payment required until such time as the situation shall no longer exist. Payments hereunder shall be applied first to the Revolving Loans and Swingline Loans and then to a cash collateral account in respect of the LOC Obligations.

                            (ii) Application. All prepayments made pursuant to this Section 3.3(b) shall be subject to Section 3.11 and shall be applied first to Swingline Loans, then to Base Rate Loans and then to Eurodollars Loans in direct order of Interest Period maturities. Prepayments under this Section 3.3(b)(ii) shall permanently reduce the Revolving Committed Amount.

                            (c) Notice. The Borrowers will provide notice to the Agent of any prepayment by 11:00 A.M. (Charlotte, North Carolina time) on the date of prepayment. Amounts paid on the Loans under subsection
         (a) and (b)(i) hereof may be reborrowed in accordance with the provisions hereof.


                 3.4 Termination and Reduction of Commitments.

                             (a) Voluntary Reductions. The Borrowers may from time to time permanently reduce or terminate the aggregate Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $10,000,000 (or, if less, the full remaining amount of the Revolving Committed Amount)) upon five Business Days' prior written notice from the Borrowers to the Agent; provided, however, no such termination or reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate principal amount of Revolving Loans outstanding. The Commitments of the Lenders shall automatically terminate on the Termination Date. The Agent shall promptly notify each of the Lenders of receipt by the Agent of any notice from the Borrowers pursuant to this Section 3.4.

                            (b) Mandatory Reductions.

                            (i) Acquisition of Las Vegas Motor Speedway, Inc. In the event the closing of the acquisition of Las Vegas Speedway, Inc. by Speedway Motorsports is not closed in accordance with the terms of the Purchase Agreement, then (A) the Term Loan shall be paid in full on such date and (B) the Revolving Committed Amount shall be reduced to $50,000,000.

                            (ii) Debt and Equity Transactions. The Commitments shall be permanently reduced as hereafter provided in an amount equal to one hundred percent (100%) of the Net Proceeds received from any Debt Transaction or Equity Transaction. Reductions in Commitments pursuant to this subsection (b)(ii) shall be applied to, and serve to reduce, in order, first the Term Loan Commitments and, once the Term Loan Commitments have been reduced to zero, then the Revolving Commitments. Reductions in the Term Loan Commitments will result in payment thereon by the amount of reduction thereof, and shall be applied to, and serve to reduce, the principal amortization installments ratably. Prepayment on the Term Loan in the amount of the Net Proceeds received from any such Equity Transaction and net proceeds from any such Debt Transaction shall be made promptly upon receipt.

                                    3.5 Fees.

                           (a) Commitment Fee. In consideration of the Revolving Commitments hereunder, the Borrowers agree to pay the Agent for the ratable benefit of the Revolving Lenders a commitment fee (the
         "Commitment Fee") equal to the Applicable Percentage per annum on the average daily unused amount of the Revolving Committed Amount for the applicable period. For the purposes hereof Swingline Loans shall not be considered usage under the Revolving Commitments. The Commitment Fee shall be payable (i) quarterly in arrears on the Interest Payment Date following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date and (ii) on the Termination Date.


                          (b) Letter of Credit Fees.

                            (i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrowers jointly and severally promise to pay to the Agent for the ratable benefit of the Revolving Lenders a fee (the "Standby Letter of Credit Fee") on the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of be expiration equal to the Applicable Percentage for Standby Letter of Credit Fee. The Standby Letter of Credit Fee will be payable quarterly in arrears on the 15th day of each January, April, July and October for the immediately preceding fiscal quarter (or a portion thereof).

                            (ii) Trade Letter of Credit Drawing Fee. In consideration of the issuance of trade Letters of Credit hereunder, the Borrowers jointly and severally promise to pay to the Agent for the ratable benefit of the Revolving Lenders a fee (the "Trade Letter of Credit Fee") equal to the Applicable Percentage for trade Letter of Credit Fee on the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.


                            (iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, the Borrowers jointly and severally promise to pay, to the Issuing Lender for its own account without sharing by the other Revolving Lenders the letter of credit fronting and negotiation fees agreed to by the Borrowers and the Issuing Lender from time to time and the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

                            (c) Administrative Fees. The Borrowers jointly and severally promise to pay to the Agent, for its own account and for the account of NationsBanc Montgomery Securities LLC, as applicable, structuring fee and other fees referred to in the Agent's Fee Letter (collectively, the "Agent's Fees").

                            (d) Funding Fee. The Borrowers jointly and severally promise to pay to the Agent for the benefit of the Lenders in immediately available funds on or before the Closing Date a funding fee (the "Funding Fee") as outlined in the letter from the Agent to the Lenders dated November 16, 1998.

                              3.6 Capital Adequacy.

         If, after the date hereof, any Lender has determined that the adoption or the becoming effective of after the Closing Date, or any change in after the Closing Date, or any change after the Closing Date by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon 10 days' notice, including calculations of the amount due, from such Lender to the Borrowers, the Borrowers shall be jointly and severally obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

                    3.7 Inability To Determine Interest Rate.

         If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans and (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

                                 3.8 Illegality.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrowers and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitmen of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall jointly and severally pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

                            3.9 Requirements of Law.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                           (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and changes in taxes t measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof); or

         (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or t

         (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever); and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof;

                           then, in any such case, upon notice to the Borrowers from such Lender, through the Agent, in accordance herewith, the Borrowers shall be jointly and severally obligated to pay promptly to such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrowers may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrowers shall be jointly and severally obligated to pay promptly to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to
         Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrowers through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrowers shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                                   3.10 Taxes.

                           (a) Except as provided below in this subsection, all payments made by any Borrower under this Credit Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement, provided, however that a Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by such Borrower, and (B) as promptly as possible thereafter such Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                              (X) (i) on or before the date of any payment by the Borrowers under this Credit Agreement to such Lender, deliver to the Borrowers and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;


                              (ii) deliver to the Borrowers and the Agent two
         (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the

                                 Borrowers; and

                              (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Agent; or

                              (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrowers (for the benefit of the Borrowers and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrowers on or before the date of any payment by any Borrower, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Credit Agreement (and to deliver to the Borrowers and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrowers or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrowers, to provide to the Borrowers (for the benefit of the Borrowers and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect t payments under this Credit Agreemen t;

                  unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be o required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                                 3.11 Indemnity.

         The Borrowers jointly and severally promise to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by any Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by any Borrower in making any prepayment of a Eurodollar Loan after the Borrowers have given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender and confirmed in writing to the Borrower) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                            3.12 Pro Rata Treatment.

                 Except to the extent otherwise provided herein:

                  (a) Loans. Each Revolving Loan, each payment or prepayment of principal of any Revolving Loan (other than Swingline Loans) or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Revolving Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of the Commitment Fee, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or extension of any Revolving Loan (other than Swingline Loans), shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and Participation Interests. With respect to the Term Loan, each payment or prepayment of principal on the Term Loan, each payment of interest thereon, and each conversion or extension of any Loan comprising the Term Loan, shall be allocated pro rata among the Term Lenders in accordance with the respective principal amounts of their Term Loan and Participation Interests therein.


                           (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Agent, the

         Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such amount is not made available to the Agent by such Lender within two Business Days of the date of the related borrowing, (i) the Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower and (ii) then the Borrower may, without waiving any rights it may have against such Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to Section 2.1 of this Credit Agreement.

                            3.13 Sharing of Payments.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly notify the Agent thereof and purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

                       3.14 Place and Manner of Payments.

         Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, at its offices at the Agent's office specified in Schedule 2.1(a) not later than 2:00 P.M. (Charlotte, North Carolina time) on the date when due. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers maintained with the Agent (with notice to the Borrowers). The Borrowers shall, at the time any Borrower makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be e inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrowers hereunder, subject to the terms of
Section 3.12(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will e distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except that computations of interest on Base Rate Loans (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

SECTION 4
                                    GUARANTY

                               4.1 The Guaranty.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender and the Agent as hereinafter provided the prompt payment of the Borrowers' Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Borrowers' Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrowers' Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, the obligations of each Guarantor hereunder shall be limited to an aggregate amount equal to the largest amount that would not render its Guaranty Obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any applicable state law.

                         4.2 Obligations Unconditional.

         The obligations of the Guarantors under Section 4.1 hereof are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Borrowers' Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoeve which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain r absolute and unconditional as described above:

                            (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Borrowers' Obligations shall be extended, or such performance or compliance shall be waived;

                            (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to therein shall be done or omitted;

                            (iii) the maturity of any of the Borrowers'
         Obligations shall be accelerated, or any of the Borrowers' Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Borrowers' Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                            (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Borrowers' Obligations shall fail to attach or be perfected; or

                            (v) any of the Borrowers' Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

         With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Borrowers' Obligations.

                               4.3 Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Borrowers' Obligations is rescinded or must be otherwise restored by any holder of any of the Borrowers' Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable cost and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                        4.4 Certain Additional Waivers.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. ss.ss. 26-7 through 26-9, inclusive. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Borrowers' Obligations. Each of the Guarantors further agrees that it shall have no right of subrogation, reimbursement or indemnity, nor any right of recourse to security, if any, for the Borrowers' Obligations so long as any amounts payable to the Agent or the Lenders in respect of the Borrowers' Obligations shall remain outstanding or any of the Commitments shall not have expired or been terminated.

                                  4.5 Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Borrowers' Obligations may be declared to be forthwith due and payable as provided in Section 9.2 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 hereof notwithstanding any stay, injunction or other prohibition preventing such s declaration (or preventing such Borrowers' Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Borrowers' Obligations being deemed to have become automatically due and payable), such Borrowers' Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said
Section 4.1.

                            4.6 Continuing Guarantee.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Borrowers' Obligations whenever arising.


SECTION 5
                                   CONDITIONS

                             5.1 Closing Conditions.

         The obligation of the Lenders to enter into this Credit Agreement and to fund the initial advance hereunder shall be subject to satisfaction of the following conditions:


                            (a) The Agent shall have received original
                                counterparts of this Credit Agreement executed by each of the parties hereto;

                            (b) The Agent shall have received an appropriate
                                original Note for each Lender, executed by each of the Borrowers;

                            (c) The Agent shall have received all documents it
                                may reasonably request relating to the existence and good standing of each of the Credit Parties, the corporate or other necessary authority for and the validity of the Credit

                                Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent;

                            (d) The Agent shall have received an incumbency
                                certificate for each of the Borrowers certified by a secretary or assistant secretary to be true and correct as of the Effective Date.

                            (e) The Agent shall have received a certificate
                                executed by the chief financial officer of the Borrowers as of the Closing Date stating that immediately after giving effect to this Credit Agreement and the other Credit Documents, (i) no Default or Event of Default exists and (ii) the representations and warranties set forth in
                                Section 6 (other than the representation set forth in Section 6.17) are true and correct in all material respects;

                            (f) The Agent shall have received a legal opinion of
                                Parker, Poe, Adams and Bernstein, LLP, counsel for the Credit Parties, dated as of the Closing Date and substantially in the form of Schedule 5.1(e);


                            (g) No Material Adverse Change shall have occurred
                                since the financial statements as of September 30, 1998;

                            (h) The Agent shall have received such other
                                documents, agreements or information which may be reasonably requested by the Agent and/or the Required Lenders; and

                            (i) The Agent shall have received for its own
                                account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date.

                   5.2 Conditions to all Extensions of Credit.


         The obligations of each Lender to make, convert or extend any Loan (including the initial Loans) and to issue or extend, or participate in, a Letter of Credit are subject to satisfaction of the following conditions in addition to satisfaction on the Closing Date (and on the Closing Date only) of the conditions set forth in Section 5.1 and satisfaction on the Effective Date of the conditions set forth in Section 5.2:

                            (i) The Borrowers shall have delivered, an
                                appropriate Notice of Borrowing, Notice of Extension/Conversion or LOC Documents;

                            (ii) The representations and warranties set forth in
                                Section 6 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                            (iii) There shall not have been commenced against
                                the Borrowers or any Guarantor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and s such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

                            (iv) No Default or Event of Default shall exist and
                                be continuing either prior to or after giving effect thereto and

                            (v) There shall not have occurred any Material
                                Adverse Change since the extension of the last Loan; and

                            (vi) Immediately after giving effect to the making
                                of such Loan (and the application of the proceeds thereof) the sum of Loans outstanding shall not exceed the Revolving Committed Amount or Swingline Committed Amount, as applicable.

         The delivery of each Notice of Borrowing and each Notice of Extension/Conversion shall constitute a representation and warranty by the Borrowers of the correctness of the matters specified in subsections (ii),
(iii), (iv) and (v) and (vi) above.


SECTION 6
                         REPRESENTATIONS AND WARRANTIES

 Each of the Credit Parties hereby represents to the Agent and each Lender that:

                            6.1 Financial Condition.

         The audited combined balance sheets, statements of income and statements of cash flows of Speedway Motorsports for the year ended December 31, 1997 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by Deloitte & Touche LLP,
(ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the combined financial condition, results of operations and cash flows of Speedway Motorsports and its combined Subsidiaries as of such date and for such periods. The unaudited interim balance sheets of Speedway Motorsports and its consolidated Subsidiaries as at the end of, and the related unaudited interim statements of income and of cash flows for, the fiscal quarter ended September 30, 1998 have heretofore been furnished to each Lender. Such interim financial statements, for each such quarterly period, (i) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (ii) present fairly (on the basis disclosed in the footnotes to such financial statements) the combined financial condition, results of operations and cash flows of Speedway Motorsports and its consolidated Subsidiaries as of such date and for such periods. During the period from September 30, 1998 to and including the Closing Date, there has been no sale, transfer or other disposition by it or any of its Subsidiaries of any material part of the business or property of Speedway Motorsports and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the combined financial condition of Speedway Motorsports and its consolidated Subsidiaries, taken as a whole, in each case which is not reflected in the foregoing financial statements o in the notes thereto or has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

                                 6.2 No Change.

         Since September 30, 1998, (a) except as and to the extent disclosed on
Schedule 6.2(a), there has been no development or event relating to or affecting any of the Credit Parties which has had or would be reasonably expected to have a Material Adverse Effect and (b) except as permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the capital stock or other equity interest in any Credit Party nor has any of the capital stock or other equity interest in any Credit Party been redeemed, retired, purchased or otherwise acquired for value by such Credit Party.

                6.3 Organization; Existence; Compliance with Law.


         Each of the Credit Parties (a) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its r ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law.

               6.4 Power; Authorization; Enforceable Obligations.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and in the case of the Borrowers, to borrow hereunder, and each of the Borrowers has taken all necessary corporate or other necessary action to authorize the borrowings on the terms and conditions of this Credit Agreement, and to authorize the execution, delivery and performance of the Credit Documents to which each is party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Person is a party, except for consents, authorizations, notices and filings described in
Schedule 6.4, all of which have been obtained or made or have the status a described in such Schedule 6.4. This Credit Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf the Credit Parties. This Credit Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable a bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                               6.5 No Legal Bar.

         Except as previously disclosed in writing to the Lenders on or prior to the Closing Date, the execution, delivery and performance of the Credit Documents by the Credit Parties, the borrowings hereunder and the use of the proceeds of the borrowings hereunder (a) will not violate any Requirement of Law or contractual obligation of any Credit Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of any of the Credit Parties pursuant to any such Requirement of Law or contractual obligation and (c) will not violate or conflict with any provision of the articles of incorporation or by-laws of any Credit Party.

                           6.6 No Material Litigation.

         Except as disclosed on Schedule 6.6 hereof, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Credit Parties, threatened by or against any of the Credit Parties or against their respective properties or revenues which (a) relates to any of the Credit Documents or any of the transactions contemplated hereby or thereby or (b) would be reasonably expected to have a Material Adverse Effect.

                                 6.7 No Default.

         None of the Credit Parties is in default under or with respect to any of their contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                        6.8 Ownership of Property; Liens.

         Each of the Credit Parties has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

                           6.9 Intellectual Property.

         Each of the Credit Parties owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 6.9, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by any Credit Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate would not be reasonably expected to have a Material Adverse Effect.

                        6.10 No Burdensome Restrictions.

         Except as previously disclosed in writing to the Lenders on or prior to the Closing Date, no Requirement of Law or contractual obligation of any Credit Party would be reasonably expected to have a Material Adverse Effect.

                                   6.11 Taxes.

         Except as disclosed on Schedule 6.11 hereof, each of the Credit Parties has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of such Credit Party, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Credit Party, as the case may be; and no tax Lien has been filed, and, to the knowledge of any of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

                                   6.12 ERISA.

            Except as would not result in a Material Adverse Effect:

                           (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best of the Credit Parties' or any ERISA Affiliate's knowledge, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 o the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                           (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

                           (c) Neither any of the Credit Parties nor any ERISA Affiliate has incurred, or, to the best of the Credit Parties' knowledge, are reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither any of the Credit Parties nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of the Credit Parties' knowledge, reasonably expected to be in reorganization, insolvent, or terminated.

                           (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any ERISA Affiliate has agreed or is required t indemnify any person agains t any such liability.

                       6.13 Governmental Regulations, Etc.

                           (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, the Borrowers will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said o Regulation
         U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of Speedway Motorsports and its Subsidiaries. None of the transactions contemplated by this Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Exchange Act or regulations issued pursuant thereto, or Regulation G, T, U or X.

                           (b) None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the Credit Parties is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                           (c) No director, executive officer or principal shareholder of any Credit Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

                           (d) Each of the Credit Parties has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

                           (e) Each of the Credit Parties is not in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, federal, state or local environmental laws and regulations, which violation could reasonably be expected to have a Material Adverse Effect.

                           (f) Each of the Credit Parties is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

                               6.14 Subsidiaries.

         Schedule 6.14 sets forth all Subsidiaries of Speedway Motorsports at the Closing Date, the jurisdiction of incorporation of each such Subsidiary and the direct or indirect ownership interest of Speedway Motorsports therein.

                             6.15 Purpose of Loans.

         The proceeds of the Loans hereunder shall be used solely (i) to refinance existing indebtedness of the Borrowers, (ii) to finance seasonal working capital needs of Speedway Motorsports and its Subsidiaries, (iii) to finance letter of credit needs of Speedway Motorsports and its Subsidiaries,
(iv) to finance general corporate needs of Speedway Motorsports and its Subsidiaries including capital expenditures, (v) to finance permitted investments and (vi) to finance the acquisition of additional moto speedways and related businesses. No proceeds of the Obligations shall be used by any Subsidiary that is not a Guarantor.

                          6.16 Environmental Matters.

                           Except as set forth in Phase I Environmental Site Assessments previously delivered to the Lenders and identified on
         Schedule 6.16:

                           (a) Each of the facilities and properties owned, leased or operated by any Credit Party (the "Properties") and all businesses of any Credit Party at the Properties (the "Businesses") are in compliance with all applicable Environmental Laws, except where the failure to so comply would not have a Material Adverse Effect, and, to the best knowledge of any Credit Party, there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental La ws, except where such liability would not have a Material Adverse Effect.

                           (b) None of the Credit Parties has received any written notice of, or inquiry from any Governmental Authority regarding, any currently unresolved material violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses, nor does any Credit Party have knowledge that any such notice is being threatened.

                           (c) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or any other location, in each case by or on behalf of any Credit Party, or to the knowledge of any Credit Party, by any other Person, in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law, except where such liability or the failure to so comply would not have a Material Adverse Effect.

                           (d) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Credit Party is or, to the knowledge of any Credit Party, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders outstanding under any Environmental Law with respect to any Credit Party, the Properties or the Businesses.

                           (e) To the knowledge of any Credit Party, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, related to the operations (including, without limitation, disposal) of any Credit Party in connection with the Properties or otherwise in connection with the Businesses, in violation of or in a manner that would reasonably be expected to give rise to liability under Environmental Laws, except where such violation or r liability would not have a Material Adverse Effect.

                                 6.17 Solvency.

            Speedway Motorsports on a consolidated basis is Solvent.

                            6.18 No Untrue Statement.

         Neither (a) this Credit Agreement nor any other Credit Document or certificate or document executed and delivered by or on behalf of either of the Borrowers or any other Credit Party in accordance with or pursuant to any Credit Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Credit Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in r light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;


SECTION 7
                             AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that, so long as this Credit

Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

                           7.1 Information Covenants.

                The Borrowers will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                           (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of Speedway Motorsports and its Subsidiaries, a consolidated and consolidating balance sheet and income statement of Speedway Motorsports and its Subsidiaries, as of the end of such fiscal year, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated and consolidating figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and, as to the consolidated statements only, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be unqualified.

                           (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of Speedway Motorsports and its Subsidiaries (other than the fourth fiscal quarter, in which case 120 days after the end thereof) a consolidated and consolidating balance sheet and income statement of Speedway Motorsports and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated and consolidating statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief executive officer, chief financial officer or president of Speedway Motorsports to the effect that such quarterl financial statements fairly present in all material respects the financial condition of Speedway Motorsports and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments, including without limitation the addition of footnotes.

                           (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief executive officer, chief financial officer or president of Speedway Motorsports substantially in the form of Schedule 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrowers propose to take with respect thereto.

                           (d) Annual Business Plan and Budgets. Not more than 60 days after the end of each fiscal year of Speedway Motorsports, beginning with the fiscal year ending December 31, 1997, an annual business plan and budget of Speedway Motorsports containing, among other things, pro forma financial statements for the next fiscal year, inclusive of planned capital expenditures.


                           (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.


                           (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to a Credit Party in connection with any annual, interim or special audit of the books of a Credit Party.


                           (g) Reports. Promptly upon transmission or receipt thereof, (a) copies of any filings and registrations with, and reports to or from, the SEC, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as a Credit Party shall send to its shareholders generally or to the holders of any issue of Indebtedness owed by a Credit Party in their capacity as such holders and (b) upon the request of the Agent, all reports and written y information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                           (h) Notices. Upon a Credit Party obtaining knowledge thereof, the Borrowers will give written notice to the Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (b) the occurrence of any of the following with respect to a Credit Party (i) the pendency or commencement of any litigation, arbitral or y governmental proceeding against such Credit Party which if adversely determined is likely to have a Material Adverse Effect,
         (ii) the institution of any proceedings against the Credit Party with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to,

         Environmental Laws, the violation of which would likely have a Material Adverse Effect or (iii) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Credit Party or any ERISA affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

                           (i) ERISA. Upon any of the Credit Parties or any ERISA Affiliate obtaining knowledge thereof, the Borrowers will give written notice to the Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrowers or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Credit Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect, together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of Speedway Motorsports briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the Borrowers shall furnish the Agent and each of the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                           (j) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Credit Parties as the Agent or the Required Lenders may reasonably request.


                  7.2 Preservation of Existence and Franchises.

         Each of the Credit Parties will do all things necessary to preserve and keep in full force and effect its existence, material rights, franchises and authority.

                             7.3 Books and Records.

         Each of the Credit Parties will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

                            7.4 Compliance with Law.

         Each of the Credit Parties will comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

                  7.5 Payment of Taxes and Other Indebtedness.


         Each of the Credit Parties will pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.

                                 7.6 Insurance.

         Each of the Credit Parties will at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance, business interruption insurance and property insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice provided by nationally recognized, financially sound insurance companies rated not less than A (or the equivalen thereof) by Best's Key Rating Guide or S&P.

                         7.7 Maintenance of Property.

         Each of the Credit Parties will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

                         7.8 Performance of Obligations.

         Each of the Credit Parties will perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

                              7.9 Use of Proceeds.

         The Borrowers will use the proceeds of the Loans solely for the purposes set forth in Section 6.15.

                            7.10 Audits/Inspections.

         Upon reasonable notice and during normal business hours, each Credit Party will permit representatives appointed by the Agent (and after the occurrence of an Event of Default, representatives of any Lender), including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Credit Policy.

                            7.11 Financial Covenants.

                           (a) Consolidated Net Worth. Consolidated Net Worth at each Calculation Date shall be no less than the sum of $200,000,000, increased on a cumulative basis as of the last day of each fiscal quarter commencing with the last day of fiscal quarter September 30, 1997 by an amount equal to (i) 50% of Consolidated Net Income (provided such Consolidated Net Income is greater than zero) for the fiscal quarter then ended and (ii) 100% of Net Proceeds from an Equity Transaction for the fiscal quarter then end ed.

                           (b) Consolidated Leverage Ratio. The Consolidated Leverage Ratio at each Calculation Date shall be no greater than (i)
         0.625 to 1.0 through and including September 30, 1999 and (ii) 0.60 to
         1.0 at each Calculation Date thereafter.


                           (c) Consolidated Total Debt Ratio. The Consolidated Total Debt Ratio at each Calculation Date shall be no greater than (i)
         4.0 to 1.0 through and including September 30, 1999 and (ii) 3.75 to
         1.0 at each Calculation Date thereafter.


                           (d) Consolidated Capital Charges Coverage Ratio. The Consolidated Capital Charges Coverage Ratio at each Calculation Date shall be no less than (i) 2.0 to 1.0 through and including September 30, 1999 and (ii) 2.50 to 1.0 at each

                          Calculation Date thereafter.


                         7.12 Additional Credit Parties.

         At the time any Person becomes a direct or indirect Subsidiary of a Credit Party, the Borrowers shall so notify the Agent and shall cause such Person to (a) execute a Joinder Agreement in substantially the same form as
Schedule 7.12 and (b) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, certified corporate resolutions and other corporate organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent.

                         7.13 Ownership of Subsidiaries.

         Except to the extent otherwise provided in Section 8.4(c), Section 8.12 and with respect to North Wilkesboro Speedway, Inc. and North Carolina Motor Speedway, Inc., Speedway Motorsports shall directly or indirectly, own at all times 100% of the capital stock of each of its Subsidiaries.

                                   7.14 Audit.

         The Borrowers will use their best efforts to conduct such financial reviews of Las Vegas Motorspeedway, Inc. as are necessary to allow inclusion in the Borrowers' Form 8(k) the financial information for Las Vegas Motorspeedway, Inc.


SECTION 8
                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that, so long as this Credit Agreement is in effect or any amounts payable hereunder or under any other Credit Document shall remain outstanding, and until all of the Commitments hereunder shall have terminated:

                                8.1 Indebtedness.

         None of the Credit Parties will contract, create, incur, assume or permit to exist any Indebtedness, except:

                           (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                           (b) Indebtedness of Speedway Motorsports and any of its Subsidiaries existing as of the Closing Date and set forth in
         Schedule 8.1 and any refinancings thereof for the same or less amount;


                           (c) purchase money Indebtedness (including Capital Leases) hereafter incurred by Speedway Motorsports and any of its Subsidiaries to finance the purchase of fixed assets provided (i) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                           (d) Indebtedness evidenced by, or any guaranty of, the Senior Notes;

                           (e) Indebtedness in respect of Hedge Agreements entered into with Lenders in an aggregate notional amount for all such agreements not to exceed the Committed Amount;

                           (f) Intercompany Indebtedness; or

                           (g) Indebtedness incurred or assumed in any transaction permitted by Section 8.4 hereof provided (i) such Indebtedness when incurred or assumed shall not exceed the purchase price of the asset(s) financed; and (ii) no such incurred or assumed Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing.



         8.2     Liens.

         None of the Credit Parties will contract, create, incur, assume or permit to exist any Lien with respect to any of its Property, except for Permitted Liens and Liens securing Indebtedness permitted under Sections 8.1(c) and (g) provided that such Liens relate solely to the specific Property being acquired.

         8.3      Nature of Business.

         Neither Speedway Motorsports nor any of its Subsidiaries will substantively alter the character or conduct of the business conducted by any such Person as of the Closing Date.

         8.4      Consolidation, Merger, Sale or Purchase of Assets, etc.

         None of the Credit Parties will:

                           (a) dissolve, liquidate or wind up its affairs, or enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, (i) Speedway Motorsports may merge or consolidate with any of its Subsidiaries provided Speedway Motorsports is the surviving corporation or (ii) any Credit Party (other than Speedway Motorsports) may merge or consolidate with any other Credit Party (other than the Borrowers);

                           (b) sell, lease, transfer or otherwise dispose of any Property other than (i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) subject to the terms of Section 8.9 and 8.13, other sales and dispositions provided that (A) after giving effect to such sale or other disposition, the aggregate book value of assets sold or otherwise disposed of pursuant to this clause (iii) since the Closing Date does not exceed $5,000,000 and (B) after giving effect on a Pro Forma Basis to such sale or other disposition, no Default or Event of Default would exist hereunder; or

                           (c) except as otherwise permitted by Section 8.4(a) or 8.5, acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person provided, however, that, so long as no Default or Event of Default would be caused as a result thereof on a Pro Forma Basis, then any Credit Party may (i) acquire an interest in additional motor speedways, whether by merger, stock purchase or asset purchase; provided, however, that the aggregate Cash Consideration paid for such acquisitions in any fiscal year shall not exceed 25% of the Consolidated Net Worth of Speedway Motorsports at the immediately preceding fiscal year end, and (ii) consummate other acquisitions consistent with the nature of the Borrowers' business, whether by merger, stock purchase or asset purchase; provided, however, that the Cash Consideration paid for such other acquisitions shall not exceed $10,000,000 in the aggregate.

         8.5      Advances, Investments, Loans, etc.

         Except as permitted under Section 8.4(c), none of the Credit Parties will make Investments in or to any Person other than to another Credit Party, except for Permitted Investments.

         8.6      Restricted Payments.

         None of the Credit Parties will directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make dividends payable solely in the same class of capital stock of such Person, (ii) to make dividends payable to any Credit Party and (iii) as permitted by Section 8.7.

         8.7      Prepayments of Indebtedness, etc.

         None of the Credit Parties will (i) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness (other than this Credit Agreement) if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness (unless the consent of the issuer of such Indebtedness has been obtained) or to the Lenders, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, (ii)(A) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness, or (B) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) where such change would have a Material Adverse Effect.

         8.8      Subordinated Debt.

         No Credit Party will (a) make or offer to make any principal payments with respect to the Subordinated Debt, (b) redeem or offer to redeem any of the Subordinated Debt, or (c) deposit any funds intended to discharge or defease any or all of the Subordinated Debt. The Subordinated Debt may not be amended or modified without the prior written consent of the Required Lenders in the event such amendment or modification would add or change any terms, agreements, covenants or conditions of the Subordinated Debt in a manner adverse to any Lender, it being specifically understood and agreed that no amendment to Article 4 or Article 10 of the Indenture shall be made without the prior written consent of the Required Lenders.


         8.9      Transactions with Affiliates.

         Except for Intercompany Indebtedness and Permitted Investments, none of the Credit Parties will enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party,
(b) transfers of cash and assets to any Credit Parties, (c) transactions permitted by Sections 8.4, 8.5 and Section 8.6, (d) normal reimbursement of expenses of officers and directors, (e) other transactions for goods and services not to exceed $100,000 at any one time and (f) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transactions with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.10     Fiscal Year.

         None of the Credit Parties will change its fiscal year.

         8.11 Limitation on Restrictions on Dividends and Other Distributions, etc.

         None of the Credit Parties will, directly or indirectly create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock (other than in connection with a transaction permitted by Section 8.4(c) hereof), (b) subject to subordination provisions, pay any Indebtedness owed to the Borrowers or any other Credit Party, (c) make loans or advances to any Credit Party (other than loans or advances by Speedway Funding) or (d) transfer any of its Property to any other Credit Party other than in the ordinary course of business.

         8.12     Issuance and Sale of Subsidiary Stock.

         None of the Credit Parties will, except to qualify directors where required by applicable law, sell, transfer or otherwise dispose of, any shares of capital stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any of its Subsidiaries.

         8.13     Sale Leasebacks.

         None of the Credit Parties will, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease. The Credit Parties acknowledge that the Purchase Agreement between Texas Motor Speedway, Inc. and FW Sports Authority, Inc. and the Lease Agreement between FW Sports Authority, Inc., as lessor, and Texas Motor Speedway, Inc., as lessee, while in form appearing to be a sale leaseback transaction, is not deemed to be or treated as a sale leaseback per GAAP.

         8.14     Capital Expenditures.

         Consolidated Capital Expenditures (exclusive of acquisitions permitted by Section 8.4(c) and any capital expenditures made in connection with pre-sold condominium units) for the four quarter period ending June 30, 1998 and each successive four quarter period thereafter shall not exceed $125,000,000. In no event shall Consolidated Capital Expenditures (exclusive of acquisitions permitted by Section 8.4(c) and any capital expenditures made in connection with pre-sold condominium units) exceed $325,000,000 in the aggregate prior to the Termination Date.

         8.15     No Further Negative Pledges.

         Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), and except as included in the terms of any Indebtedness permitted by Section 8.1(g) hereof, none of the Credit Parties will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         8.16     Restrictions.

         No Credit Party will directly or indirectly cause to exist any restriction on the ability of any Credit Party to (i) pay dividends or make any other distributions to the Borrowers or their Subsidiaries or (ii) grant liens to the Lenders.



SECTION 9
                               EVENTS OF DEFAULT


         9.1      Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                       (a) Payment. Any Credit Party shall

                  (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                  (ii) default in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or


                      (c) Covenants. Any Credit Party shall

                  (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.10, 7.11, 7.12 or 8.1 through 8.16, inclusive, or

                  (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

                           (d) Other Credit Documents.

                  (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods) if any, or

                  (ii) any Credit Document shall fail to be in full force and effect to give the Agent and/or the Lenders the liens, rights, powers and privileges purported to be created thereby; or

                  (e) Guaranties. The guaranty given by any Guarantor hereunder (including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty; or


                  (f) Bankruptcy, etc. Any Credit Party shall commence a voluntary case concerning itself under the Bankruptcy Code; or an involuntary case is commenced against any Credit Party under the Bankruptcy Code and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of all or substantially all of the property of any Credit Party; or any Credit Party commences any other proceeding under any reorganization, arrangement, adjustment of the debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party; or there is commenced against any Credit Party any such proceeding which remains undismissed for a period of 60 days; or any Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered against any Credit Party; or any Credit Parties suffers appointment of any custodian or the like for it or for any substantial part of its property to continue unchanged or unstayed for a period of 60 days; or any Credit Party makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party for the purpose of effecting any of the foregoing; or

                  (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $5,000,000 in the aggregate for all of the Credit Parties taken as a whole, (i) any Credit Party shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

                  (h) Judgments. One or more judgments or decrees shall be entered against any Credit Party involving a liability of $5,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or


                           (i) ERISA. Any of the following events or conditions that result in a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
         Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Credit Party or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Credit Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the n meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party o any ERISA Affiliate has agr eed or is required to indemnify any Person against any such liability; or

             (j) Ownership. There shall occur a Change of Control.

                           9.2 Acceleration; Remedies.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credi Parties, except as otherwise specifically provided for herein:

                           (i) Termination of Commitments. Declare the
         Commitments terminated, whereupon the Commitments shall be immediately terminated.

                           (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, the LOC Obligations (with accrued interest thereon) and any and all other indebtedness or obligations of any and every kind owing by the Borrowers to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. The Agent may direct the Borrowers to pay to the Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable. Amounts received hereunder after termination of the Commitments and acceleration of the maturity of the Loans and obligations hereunder, shall be shared ratably between the Revolving Lenders based on the outstanding principal amount of Revolving Obligations, on the one hand, and the Term Lenders based on the outstanding principal amount of the Term Loan, on the other hand.

                           (iii) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Lenders hereunder automatically shall immediately become due and payable without the giving of any notice or other action by the Agent.


SECTION 10


                                AGENCY PROVISIONS

                                10.1 Appointment.

         Each Lender hereby designates and appoints NationsBank, N.A. as administrative agent (in such capacity as Agent hereunder, the "Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof an of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein or in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other d Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency d or trust with or for any Credit Party.

                           10.2 Delegation of Duties.

         The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                          10.3 Exculpatory Provisions.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the d Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties.

                        10.4 Reliance on Communications.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

                             10.5 Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than a payment Default) hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with resp ect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

                  10.6 Non-Reliance on Agent and Other Lenders.


         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any of its respective affiliates hereinafter taken, including any review of the affairs of any Credit Party shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and the other Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrowers and the other Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                              10.7 Indemnification.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Borrowers' Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection , with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

                     10.8 Agent in its Individual Capacity.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though the Agent were not Agent hereunder. With respect to the Loans made and all Borrowers' Obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though they were not Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                              10.9 Successor Agent.

         The Agent may, at any time, resign upon 20 days' written notice to the Lenders, and be removed with or without cause by the Required Lenders upon 30 days' written notice to the Agent; provided that prior to the occurrence of an Event of Default, such successor Agent shall not be appointed without the consent of the Borrowers, which consent shall not be unreasonably withheld. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent; provided that prior to the occurrence of an Event of Default, such successor Agent shall not be appointed without the consent of the Borrowers which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.


SECTION 11
                                 MISCELLANEOUS

                                  11.1 Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid in each case to the respective parties at the address, in the case of the Borrowers and Guarantors and the Agent, set forth below, and in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

                    if to the Borrowers or the Guarantors:

                           Speedway Motorsports, Inc.
                                 P.O. Box 18747
                         Charlotte, North Carolina 28218
                          Attn: Chief Financial Officer
                            Telephone: (704) 532-3306
                            Telecopy: (704) 532-3312

                                 with copies to:

                           Speedway Motorsports, Inc.
                                  P.O. Box 600
                       Concord, North Carolina 28026-0600
                                 Attn: President

                             Speedway Funding Corp.
                              900 N. Market Street
                                    Suite 200
                           Wilmington, Delaware 19801
                    Attn: Victoria L. Garrett, Vice President
                                if to the Agent:

                                NationsBank, N.A.
                         Independence Center, 15th Floor
                                  NC1-001-15-04
                               101 N. Tryon Street
                         Charlotte, North Carolina 28255
                            Attn: Michael W. Stearns
                            Telephone: (704) 386-9046
                            Telecopy: (704) 409-0026

                                 with a copy to:

                               NationsBank, N.A.
                          NationsBank Corporate Center
                                  NC1-007-17-09
                               100 N. Tryon Street
                         Charlotte, North Carolina 28255
                           Attn: Sports Finance Group
                            Telephone: (704) 386-5474
                            Telecopy: (704) 386-1270

                            11.2 Right of Set-Off.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be , deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each of the Credit Parties hereby agrees that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

                           11.3 Benefit of Agreement.

                           (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests without prior written consent of all the Lenders; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in this Section 11.3, provided however that nothing herein shall prevent or prohibit any Lender from (i) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or participation in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any affiliate of such Lender which is at least 50% owned by such Lender or its parent company.

                           (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Schedule 11.3(b) to one or more Eligible Assignees, provided that any such assignment shall be in a minimum aggregate amount of $10,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount, that such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under this Credit Agreement. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 (paid by the assignee) payable to the Agent for its own account. The assigning Lender will give prompt notice to the Agent and the Borrowers of any such assignment. Upon the effectiveness of any such assignment (and after notice to the Borrowers as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines, the Borrowers agree that, upon notice of any such assignment and surrender of the appropriate Note or Notes, they will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

                           (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, or (C) release all or any substantial part of any collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating, (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender.

                      11.4 No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Part in any case shall entitle the Borrowers or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

                         11.5 Payment of Expenses, etc.

         The Borrowers jointly and severally agree to: (i) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agent) and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document or any Environmental Claim (except to the extent such claim arises from the gross negligence or willful misconduct of any indemnified party), including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

                     11.6 Amendments, Waivers and Consents.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Required Lenders, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby, (i) extend the scheduled maturities (including the final maturity and any mandatory scheduled prepayments) of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder or reduce the principal amount thereof, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender), (ii) release any Guarantor from its guaranty obligations hereunder,
(iii) amend, modify or waive any provision of this Section or Section 3.5, 3.11, 3.12, 3.13, 3.14, 5.1, 5,2, 9.1(a), 11.2, 11.3, or 11.9, (iv) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders, (v) consent to the assignment or transfer by any Borrower (or Guarantor) of any of its rights and obligations under (or in respect of) this Credit Agreement or (vi) release all or any substantial part of a ny collateral. No provision of Section 9 may be amended without the consent of the Agent.

         Notwithstanding the above, the right to deliver a Payment Blockage Notice (as defined in the Indenture) shall reside solely with the Agent and the Agent shall deliver such Payment Blockage Notice only upon the direction of the Required Lenders.

                               11.7 Counterparts.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

                                 11.8 Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

                        11.9 Survival of Indemnification.

         All indemnities set forth herein, including, without limitation, in
Section 3.9, 3.11, 10.7 or 11.5 shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations under the Credit Documents and the termination of the Commitments hereunder.

             11.10 Governing Law; Submission to Jurisdiction; Venue.


                           (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina, in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out notices pursuant to Section 11.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

                           (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                               11.11 Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

                                 11.12 Entirety.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

                11.13 Survival of Representations and Warranties.

         All representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the making of the Loans hereunder.

                       11.14 Binding Effect; Termination.

                           (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Borrowers, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Agent and each Lender and their respective successors and assigns.

                           (b) The term of this Credit Agreement shall remain in effect until no Loans or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until all of the Commitments hereunder shall have expired or been terminated.

                 11.15 Borrowers' Obligations Joint and Several.

                           (a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this

         Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

                           (b) Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the obligations of the Borrowers under the Credit Documents (the "Credit Obligations"), it being the intention of the parties hereto that all such Credit Obligations shall be the joint and several obligations of each of the Borrowers without preferences or dis tinction among them.

                           (c) If and to the extent that either of the Borrowers shall fail to make any payment with respect to any of the Credit Obligations as and when due or to perform any of the Credit Obligations in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such Credit Obligation.


                           (d) The obligations of each Borrower under the provisions of this Section 11.15 constitute full recourse obligations of the Borrowers, enforceable against the Borrowers to the full extent of their properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever.

                           (e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Credit Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Credit Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by either Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Credit Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Credit Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 11.15, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 11.15, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 11.15 shall not be discharged except by performance and then only to the extent of such performance. The Credit Obligations of each Borrower under this Section 11.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to either Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of either Borrower or any Lender.

                           (f) The provisions of this Section 11.15 are made for the benefit of the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against either of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against either of the other Borrowers or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 11.15 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Credit Obligations, is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy or reorganization of either of the Borrowers, or otherwise, the provisions of this Section 11.15 will forthwith be reinstated in effect, as though such payment had not been made.

                           (g) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federa or state and inclu ding, without limitation, the federal Bankruptcy Code).

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

                                                    BORROWERS:

                                               SPEEDWAY MOTORSPORTS, INC., a
                                                        Delaware corporation


                                            By /s/ William R. Brooks
                                              -------------------------------
                                            Title VP
                                                  ---------------------------

                                               SPEEDWAY FUNDING CORP., a
                                                         Delaware corporation


                                            By________________________________

                                            Title_____________________________


                                                    GUARANTORS:

                                                ATLANTA MOTOR SPEEDWAY, INC., a
                                                Georgia corporation


                                            By /s/ William R. Brooks
                                               --------------------------------
                                            Title VP
                                                 ------------------------------

                                               CHARLOTTE MOTOR SPEEDWAY, INC., a
                                               North Carolina corporation


                                            By /s/ William R. Brooks
                                               -------------------------------
                                            Title  VP
                                                 -----------------------------

                             [SIGNATURES CONTINUE]
                                            TEXAS MOTOR SPEEDWAY, INC., a Texas
                                            corporation


                                            By /s/ William R. Brooks
                                               ------------------------------
                                            Title  VP
                                                 ----------------------------


                                            600 RACING, INC., a North Carolina
                                            corporation


                                            By /s/ William R. Brooks
                                               ------------------------------
                                            Title  VP
                                                 ----------------------------


                                            BRISTOL MOTOR SPEEDWAY, INC., a
                                            Tennessee corporation


                                            By /s/ William R. Brooks
                                               ------------------------------
                                            Title  VP
                                                 ----------------------------

                                                           SPR ACQUISITION
                                           CORPORATION, a California corporation

                                            By /s/ William R. Brooks
                                              -------------------------------
                                            Title  VP
                                                 ----------------------------

                                            SONOMA
                                            FUNDING CORPORATION, a California
                                            corporation

                                            By /s/ William R. Brooks
                                              --------------------------------
                                            Title  VP
                                                 -----------------------------


                              [SIGNATURES CONTINUE]

                          THE SPEEDWAY CLUB, INC., a North Carolina corporation

                          By /s/ William R. Brooks
                             ---------------------------------------
                          Title  VP
                                ------------------------------------

                          SPEEDWAY
                          CONSULTING & DESIGN, INC., a North Carolina corporation

                          By /s/ William R. Brooks
                             ----------------------------------------
                          Title  VP
                                -------------------------------------


                          INEX CORP., a North Carolina corporation

                          By /s/ William R. Brooks
                             ----------------------------------------
                          Title  Asst. Treas.
                                -------------------------------------

                              [SIGNATURES CONTINUE]

LENDERS:

                                            NATIONSBANK, N.A.

                                            By________________________

                                            Title_____________________


                                            NATIONSBRIDGE, L.L.C.

                                            By its managing director:



AGENT:

                                            NATIONSBANK, N.A.

                                            By________________________

                                            Title_____________________